EXHIBIT 21
                     SUBSIDIARIES OF REGISTRANT

                                                              JURISDICTION/STATE
COMPANY                                                        OF INCORPORATION
-------                                                       ------------------

Team, Inc. ....................................................            Texas

  Leak Repairs, Inc. ..........................................         Delaware

  Team Environmental Services, Inc. (formerly Leak
    Repairs, Inc.) ............................................            Texas

  Team Environmental Services, Ltd. ...........................   United Kingdom

  Teaminc Europe ..............................................  The Netherlands
  Teco Manufacturing, Inc. ....................................            Texas

  Pipe Repairs, Inc. (formerly Paisano, Inc.) .................            Texas

  Mudco, Inc. (formerly Posi-Vac) .............................            Texas

    Allstate Vacuum & Tanks, Inc. .............................            Texas

      New Damon Disposal Company ..............................            Texas

  Hellums Service, Inc. .......................................            Texas

  Elsik, Inc. .................................................            Texas

  Team-Beacon Energy, Inc. ....................................            Texas

    Beacon Services, Inc. .....................................         Oklahoma

  Soil Enrichment, Inc. .......................................            Texas

  Composite Pole Repair, Inc. .................................            Texas

  First America Capital Corporation ...........................            Texas

    Portales 801, Inc. ........................................            Texas

    Pensacola 801, Inc. .......................................            Texas

    Ft. Bragg 801, Inc. .......................................            Texas

    Ft. Stewart 801, Inc. .....................................            Texas

  First America Development Corporation .......................            Texas

  USA Public Services, Inc. ...................................
    Formerly:  Infrastructure Services, Inc. ..................            Texas

    USA Maintenance and Repair Services, Inc. .................
      Formerly:  Universal Services Co., Inc. .................            Texas

      USA Federal Services, Inc. ..............................
          Formerly:  Universal Federal Services, Inc. .........            Texas

      Texas Lite & Barricade, Inc. ............................
          Formerly:  Universal Texas Lite and Barricade, Inc. .            Texas

      USA Water Consulting Services, Inc. .....................
          Formerly:  Water Company of America .................            Texas

    USA Gunite Services, Inc. .................................
      Formerly:  General Gunite & Construction Co., Inc. ......          Alabama

    USA Concrete Restoration Services, Inc. ...................
      Formerly:  Epoxy Design Systems, Inc. ...................            Texas

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Following is a list of the Company's subsidiaries which are also operating under assumed names:

Team Environmental Services, Inc. in the State of Texas and Harris County:
  d/b/a Marbo
  d/b/a Tracer Technologies
  d/b/a Leak Repairs
  d/b/a Source Environmental

Team Environmental Services, Inc. in the State of California:
  Tracer Technologies

Water Company of America in the State of Texas and Harris County:
  d/b/a Energy Resource Management

Universal Services Co., Inc. in the State of Florida:
  d/b/a Infrastructure Services, Inc.
  d/b/a Mariner Village Maintenance Co.

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